Exhibit 10.4

LICENSE AGREEMENT

This Agreement is entered into on April 25, 2025, by and between:

1.	HARVEST GLOBE INVESTMENT LIMITED (Hong Kong Business Registration No. 53829619), whose registered office is at UNIT 909, 9/F, WING ON CENTRE, 211 DES VOEUX ROAD CENTRAL, SHEUNG WAN, HONG KONG (hereinafter referred to as “Party A”);

2.	The Licensee: TALENTQUEST HR LIMITED (Hong Kong Business Registration No. 38766270) (hereinafter referred to as “Party B”).

PREAMBLE: 1. WHEREAS Party A is the tenant/lessee and operator of the unit located at the above address (hereinafter referred to as the “Office”). 2. AND WHEREAS Party B has applied to Party A for a certain part of the place within the Office and agrees to abide by the following terms and rules. 3. NOW Party A agrees to grant a non-exclusive license to Party B, authorizing Party B to use or occupy a certain part or room of the Office, on the condition that Party B shall share the use of certain facilities within the Office unit with others. 4. Both parties agree that Party A will arrange for Party B to use the Office and are willing to comply with the following terms. NOW, THEREFORE, the parties hereby agree as follows:

1. License Period

1.1 The license period shall be from May 1, 2025, to April 30, 2027. Unless otherwise agreed in writing by both parties, this Agreement may not be terminated early.

2. Responsibilities of Party A

2.1 Party A will provide the Office to Party B for work. Party A will also be responsible for basic management and provision of internet services, basic furniture, and household appliances (the “Agreed Client Services”).

3. Agreed Client Services

3.1 Provision of Office WIFI network.

3.2 Provision of office furniture (including desks, bookcases, air conditioners, microwave ovens, refrigerators).

3.3 The Agreed Client Services are available from Monday to Friday, 9:00 AM to 8:00 PM.

3.4 Cleaning service for common areas once per week.

4. License Fee and Contract Fee Arrangement

4.1 The monthly license fee for Party B is HKD 15,000 (including rates and management fees).

This License Agreement shall become effective from the date of signing by both parties, executed in duplicate, with each party holding one copy. Please sign to confirm acceptance of the above requirements and agreement to comply.

Party A: Licensor Seal or Signature	Party B: Licensee Seal or Signature

HARVEST GLOBE INVESTMENT LIMITED	TALENTQUEST HR LIMITED

/s/ Andrew Teh Yao, HO	/s/ Andrew Teh Yao, HO
Andrew Teh Yao, HO, Director	Andrew Teh Yao, HO, Director